                                                                    EXHIBIT 10.7

                              SCOTT PAPER COMPANY
                              150 E. Palmetto Park
                                   Suite 415
                             Boca Raton, FL  33432



July 16, 1995


John P. Murtagh, Esq.
Senior Vice President,
   General Counsel and Secretary
Scott Paper Company
150 E. Palmetto Park
Suite 415
Boca Raton, FL  33432

Dear Mr. Murtagh:

This letter will advise you that your employment with Scott Paper Company ("Scott") will terminate immediately following the Effective Time. This letter will acknowledge that under your letter agreement of employment with Scott dated June 30, 1994, your termination of employment entitles you to receive at the Effective Time the cash payments and benefits set forth on Schedule A to this letter and that the 50,085 shares of restricted stock held by you under the Company's 1994 Long Term Incentive Plan will vest upon the Effective Time.

Terms used in this letter and in Schedule A hereto which are defined in the Agreement and Plan of Merger among Kimberly-Clark Corporation, a newly formed Pennsylvania wholly owned subsidiary of Kimberly-Clark Corporation, and Scott, dated as of July 16, 1995 (the "Merger Agreement"), shall have the meanings set forth in the Merger Agreement.

Very truly yours,



Scott Paper Company



By:
   -----------------------------

                                   SCHEDULE A
                          TO LETTER TO JOHN P. MURTAGH
                              DATED JULY 16, 1995


The payments set forth below are determined pursuant to the letter agreement of employment between John P. Murtagh and Scott Paper Company ("Scott") dated as of June 30, 1994 (the "Employment Agreement")./1/

                   Description                 Amount
                   -----------                 ------
                   Salary                     $214,000

                   Termination Bonus          $202,400/2/


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/1/  All amounts payable to Mr. Murtagh under Scott's 401(k) plan, savings plans, retirement plan, deferred compensation plans, and other plans under which he is a participant, and which are not otherwise referred to in this Schedule, shall be paid to Mr. Murtagh according to their respective terms.

/2/ Assumes an Effective Time of October 19, 1995; such amount will be appropriately adjusted if the Effective Time is on a date other than October 19, 1995 in accordance with the terms of the Employment Agreement.